EXHIBIT 10.14
               COLLATERAL IS OR INCLUDES FIXTURES

                     STATE OF NORTH CAROLINA

           COUNTY OF HALIFAX AND COUNTY OF NORTHAMPTON

              DEED OF TRUST AND SECURITY AGREEMENT

                          BY AND AMONG

   PANDA-ROSEMARY, L.P. (doing business in the State of North

        Carolina as Panda-Rosemary, Limited Partnership),

                            Grantor,

                         ROSS J. SMYTH,

                          the Trustee,

                               AND

            FLEET NATIONAL BANK, AS COLLATERAL AGENT,

                         the Beneficiary

                   Dated:  As of July 30, 1996




  Drawn by and mail to: Richard Sonkin, Esq.
                        Chadbourne & Parke LLP
                        30 Rockefeller Plaza
                        New York, New York  10112








                        TABLE OF CONTENTS


ARTICLE I    THE OBLIGATIONS                                   6

    1.1   Loan                                                 6
    1.2   Use of Loan Funds                                    7
    1.3   Definition of Terms                                  7
    1.4   Obligations Secured                                  7

ARTICLE II   GRANTOR'S COVENANTS, REPRESENTATIONS AND
             AGREEMENTS                                        7

    2.1   Title to Property                                    7
    2.4   Taxes and Fees                                       7
    2.5   Reimbursement                                        8
    2.6   Additional Documents                                 8
    2.7   Hold Harmless                                        8
    2.8   Recording and Filing                                 9
    2.9   Payment of Fees                                      9
    2.10  Leases and Other Agreements                          9
    2.11  Prepayment of Rent                                  10
    2.12  Maintenance and Modification of Mortgaged Property  10
    2.13  Identity of Grantor                                 10
    2.14  Compliance with Law                                 10
    2.15  Inspection                                          11
    2.16  Release and Waivers                                 11
    2.17  Insurance                                           11
    2.18  Eminent Domain                                      12
    2.19  No Hazardous Material                               11
    2.21  Ground Lease                                        12
    2.22  Estoppel Certificate                                14

ARTICLE III  ASSIGNMENT OF RENTS AND LEASES                   15

    3.1   Assignment of Rents, Profits, Etc                   15
    3.2   Assignment of Subleases                             15
    3.3   Warranties Concerning Subleases and Rents           16
    3.4   Grantor's Covenants of Performance                  16
    3.5   Prior Approval for Actions Affecting Subleases      16
    3.6   Rejection of Leases                                 17
    3.7   Beneficiary in Possession                           17
    3.8   Appointment of Attorney                             17
    3.9   Indemnification                                     18
    3.10  Records                                             18
    3.11  Merger                                              18
    3.12  Right to Rely                                       18

ARTICLE IV   EVENTS OF DEFAULT                                18

    4.1   Events of Default                                   18
    4.2   Trust Indenture; Intercreditor Agreement            18
    4.3   Encroachments                                       18

ARTICLE V    FORECLOSURE                                      19

    5.1   Foreclosure                                         19
    5.2   Power of Sale                                       19
    5.3   Proceeds of Sale                                    19
    5.4   Trustees Fee                                        20

ARTICLE VI   ADDITIONAL RIGHTS AND REMEDIES
               OF THE BENEFICIARY                             20

    6.1   Rights Upon an Event of Default                     20
    6.2   Appointment of Receiver                             21
    6.3   Environmental Investigation and Assessment          21
    6.4   Waivers                                             21

ARTICLE VII  GENERAL CONDITIONS                               21

    7.1   Substitution of Trustee                             21
    7.2   Terms                                               22
    7.3   Notices                                             22
    7.4   Greater Estate                                      22
    7.5   Imposition of Tax                                   23
    7.6   Invalidation of Provisions                          23
    7.7   Headings                                            23
    7.8   Governing Law                                       23
    7.9   Controlling Agreement                               23








              DEED OF TRUST AND SECURITY AGREEMENT

               COLLATERAL IS OR INCLUDES FIXTURES


          This DEED OF TRUST AND SECURITY AGREEMENT (the "Deed of Trust") is made and entered into as of the 30th day of July, 1996, by and among PANDA-ROSEMARY, L.P., a Delaware limited partnership, doing business in the State of North Carolina as Panda-Rosemary, Limited Partnership ("Grantor"), ROSS J. SMYTH, an individual residing in Mecklenburg County, North Carolina (the "Trustee"), and FLEET NATIONAL BANK, a national banking association organized and existing under the laws of the United States of America, as collateral agent (together with its successors and assigns, the "Beneficiary") for the benefit of the Secured Parties (as defined in the Trust Indenture referred to below).

                      W I T N E S S E T H:

          WHEREAS, Grantor is the owner of the fee estate in and to the parcel of real property described on Exhibit A attached hereto (the "Fee Premises");

          WHEREAS, Grantor is also the owner of a leasehold estate in the parcel of real property described on Exhibit B attached hereto (the "Leasehold Premises") pursuant to that certain Real Property Lease and Easement Agreement, dated as of June 9, 1989, between The Bibb Company, as lessor, and Panda - Rosemary Corporation, as lessee (the "Original Ground Lease"), which Original Ground Lease was recorded on June 13, 1989 in Book 1452, page 205, Halifax County Registry, and which Original Ground Lease was amended pursuant to (i) First Amendment to Real Property Lease and Easement Agreement, dated as of October 1, 1989, between The Bibb Company and Panda - Rosemary Corporation and recorded on October 27, 1989 in Book 1461, page 475, Halifax County Registry, (ii) Second Amendment to Real Property Lease and Easement Agreement, dated as of January 31, 1990, between The Bibb Company and Panda - Rosemary Corporation and recorded on March 26, 1990 in Book 1472, page 465, Halifax County Registry and (iii) Third Amendment to Real Property Lease and Easement Agreement, dated as of March 15, 1996, between The Bibb Company and Grantor and recorded on May 1,1996 in Book 1670, page 16, Halifax County Registry (the Original Ground Lease, as so amended, and as the same may hereafter be modified, amended or extended, being referred to as the "Ground Lease");

          WHEREAS, Grantor is also the holder of certain easement interests created pursuant to the Ground Lease (the "Ground Lease
Easements"), as more particularly described therein;

          WHEREAS, Grantor is, additionally, the holder of certain easements or rights of encroachment more particularly described in Exhibit C attached hereto (the "Separately Granted Easements", and, together with the Ground Lease Easements, the "Easements");

          WHEREAS, the interests of Panda - Rosemary Corporation in and to the Ground Lease, the leasehold estate created thereby, the Ground Lease Easements created thereunder and the Separately Granted Easements were acquired by Grantor pursuant to that certain (i) Leasehold and Real Property Assignment and Assumption Agreement, dated January 6, 1992, between Panda - Rosemary Corporation and Grantor, recorded on January 6, 1992 in Book 1520, page 564, Halifax County Registry and on January 6, 1992 in Book 681, page 243, Northampton County Registry and (ii) Real Property Assignment and Assumption Agreement, dated July 30, 1996, between Panda - Rosemary Corporation and Grantor, intended to be duly recorded in the Halifax County Registry;

          WHEREAS, Grantor is the legal and beneficial owner of all of the shares of common stock issued by Panda-Rosemary
Funding Corporation, a Delaware corporation (the "Company");

          WHEREAS, the Company, Grantor and Fleet National Bank, as trustee (the "Indenture Trustee"), are parties to that certain
Trust Indenture, dated as of July 30, 1996 (as the same may be amended, modified or supplemented, the "Trust Indenture"), providing for the issuance by the Company of certain debt securities (the "Bonds");

          WHEREAS, Grantor has made that certain Partnership Guaranty, dated the date hereof (as the same may be amended, modified or supplemented, the "Partnership Guaranty"), in favor of the Indenture Trustee to guaranty the performance by the Company of its obligations under the Bonds and the Trust Indenture;

          WHEREAS, the Company and Grantor are parties to that certain Loan Agreement, dated as of the date hereof (as the same may be amended, modified or supplemented, the "Company Loan
Agreement"), pursuant to which the Company has loaned the proceeds of the Bonds to Grantor;

          WHEREAS, the Company and the Beneficiary are parties to that certain Pledge and Security Agreement, dated the date hereof, pursuant to which the Company has assigned to the Beneficiary, and created a security interest in, all of its right, title and interest in, to and under the Company Loan
Agreement and the related promissory note;

          WHEREAS, in order to satisfy certain requirements of Grantor under the Project Agreements (as defined in the Trust Indenture), Grantor may incur indebtedness as permitted under the Trust Indenture in connection with the issuance of letters of credit by Bayerische Vereinsbank AG, NationsBank of Texas, N.A., or other Credit Banks (as defined in the Trust Indenture) pursuant to a Credit Bank Reimbursement Agreement (as defined in the Trust Indenture);

          WHEREAS, Grantor may incur indebtedness as permitted under the Trust Indenture in the form of working capital loans made by the Credit Banks under a Credit Bank Working Capital
Agreement (as defined in the Trust Indenture);

          WHEREAS, Grantor may also incur additional debt, as permitted under the Trust Indenture, either directly or indirectly through the Company, to finance certain modifications and enhancements to the Project in the future ("Additional Permitted Debt", as that term is defined in the Trust Indenture) and may enter into interest rate protection agreements in connection with the Additional Permitted Debt of Grantor;

          WHEREAS, the Grantor shall receive direct and indirect financial and other benefits from the issuance of the Bonds by the Company pursuant to the Trust Indenture and the incurrence of any indebtedness pursuant to any Credit Bank Reimbursement Agreement, any Credit Bank Working Capital Agreement, and the documents relating to any Additional Permitted Debt or interest rate protection transactions;

          WHEREAS, the Company, Grantor, Bayerische Vereinsbank AG, the Indenture Trustee, Fleet National Bank, as depositary agent, and the Beneficiary are parties to that certain Collateral Agency and Intercreditor Agreement, dated as of the date hereof (the "Intercreditor Agreement"), providing for the Beneficiary to act as collateral agent for the Secured Parties (as defined in the Trust Indenture); and

          WHEREAS, the Beneficiary and the Secured Parties are willing to enter into the transactions contemplated by, among other things, the Trust Indenture and the Credit Bank Documents (as defined in the Trust Indenture) only upon the condition, among others, that the Grantor executes and delivers this Deed of Trust to secure the Obligations (as hereinafter defined);

          NOW THEREFORE, Grantor, in consideration of the foregoing premises, the indebtedness herein recited and in further consideration of the sum of ten dollars ($10.00) and other valuable consideration paid by the Trustee to Grantor, the receipt and sufficiency of which is hereby acknowledged, irrevocably gives, grants, bargains, sells, transfers, assigns and conveys to the Trustee and the Trustee's heirs, successors and assigns, in trust, with power of sale for the benefit and security of the Beneficiary, all of the following described land, real property interests, buildings, leasehold interests, easements, improvements, fixtures, furniture, appliances and other tangible or intangible personal property:

          (a) (i) All of Grantor's right, title and interest in, to and under the Ground Lease;

              (ii)  All of Grantor's leasehold estate and
     occupancy rights in and to the Leasehold Premises and all of Grantor's interest, whether now existing or hereafter arising, contingent or non-contingent, in and to the Easements, and in and to any and all other easements, appurtenances, servitudes, covenants and other rights or licenses benefiting the Leasehold Premises or the Fee
     Premises (the "Other Easements");

             (iii) All of Grantor's right, title and interest in and to the Fee Premises (the Fee Premises, the Leasehold Premises and the lands covered by the Easements and Other Easements being hereinafter collectively referred to as the "Premises"); and

          (b) All of Grantor's right, title and interest in and to all buildings and improvements of every kind and description now or hereafter erected or placed on the Premises including, without limitation, the Facility and all transformers, breakers, lines, poles, guy wires, anchors and any other equipment and materials associated with the Interconnection Facilities (as defined in the Ground Lease) (collectively, the "Improvements") and all materials intended for construction, reconstruction, alteration and repair of such Improvements now or hereafter erected thereon, all of which materials shall be deemed to be included within the premises hereby conveyed immediately upon the delivery thereof to the aforesaid Premises, and all fixtures and articles of personal property now or hereafter owned by Grantor and attached to or contained in and used in connection with the aforesaid Premises and Improvements including, without limitation, all furniture, furnishings, apparatus, machinery, equipment, motors, elevators, fittings, radiators, ranges, refrigerators, awnings, shades, screens, blinds, carpeting, office equipment and other furnishings and all plumbing, heating, lighting, cooking, laundry, ventilating, refrigerating, incinerating, air conditioning and sprinkler equipment, telephone systems, televisions, television systems, computer systems and fixtures and appurtenances thereto and all renewals or replacements thereof or articles in substitution thereof, whether or not the same are or shall be attached to the Premises and Improvements in any manner (collectively, the "Tangible Personalty"). It is intended that this Deed of Trust shall be effective as a financing statement filed as a fixture filing from the date of its filing for record in the real estate records of each county in which the Mortgaged Property is situated. Information concerning the security interest created by this instrument may be obtained from the Beneficiary, as secured party, at the address of the Beneficiary stated herein, and the mailing address of Grantor, as debtor, is as stated herein;

          And, as additional security for said indebtedness, Grantor hereby assigns to the Beneficiary the Rents (as such term is defined in Section 3.1 hereof) and the rights described in Sections 2.21(i) and (j) hereof.

          As additional collateral and further security for the indebtedness, Grantor does hereby assign to the Beneficiary and grants to the Beneficiary a security interest in all of the right, title and interest of Grantor in and to any and all leases (including equipment leases), subleases, rental agreements, management contracts, franchise agreements, construction contracts, architects' contracts, technical services agreements, licenses and permits now or hereafter affecting the Mortgaged Property (collectively, the "Intangible Personalty") or any part thereof, and Grantor agrees to execute and deliver to the Beneficiary such additional instruments, in form and substance reasonably satisfactory to the Beneficiary, as may hereafter be requested by the Beneficiary to evidence and confirm said assignment; provided, that acceptance of any such assignment shall not be construed as a consent by the Beneficiary to any lease, sublease, rental agreement, management contract, franchise agreement, construction contract, technical services agreement or other contract, license or permit, or to impose upon the Beneficiary any obligation with respect thereto.

          TO HAVE AND TO HOLD the same, together with all rights, privileges, hereditaments, easements and appurtenances thereunto belonging, subject to the Permitted Encumbrances (as such term is defined in Section 2.1 hereof), to the Trustee and the Trustee's heirs, successors and assigns to secure the indebtedness herein recited and upon the trusts and for the uses and purposes hereinafter set out and, upon this special trust: that should the indebtedness secured hereby be paid according to the tenor and effect thereof when the same shall be due and payable and should Grantor timely and fully discharge its obligations secured hereby in accordance with their respective terms, and comply with all the covenants, terms and conditions of this Deed of Trust, then this conveyance of the Premises, Improvements, Tangible Personalty and Intangible Personalty (collectively referred to as the "Mortgaged Property") shall be null and void and may be cancelled of record at the request and at the expense of Grantor.

          With respect to the Tangible Personalty not affixed to the aforesaid Premises and conveyed herein and the Intangible Personalty, this Deed of Trust shall be considered to be a security agreement which creates a security interest in such items for the benefit of the Beneficiary. In that regard, Grantor grants to the Beneficiary all of the rights and remedies of a secured party under the North Carolina Uniform Commercial Code. This Deed of Trust secures a refinance of an obligation incurred for the construction of an improvement on the land and as such constitutes a mortgage "given to refinance a construction mortgage" under Section 25-9-313, North Carolina General Statutes.

          Grantor, the Trustee and the Beneficiary covenant, represent and agree as follows:

                            ARTICLE I
                         THE OBLIGATIONS

          1.1 Loan. The indebtedness secured by this Deed of Trust consists of (x) the loan in the principal amount of ONE HUNDRED ELEVEN MILLION FOUR HUNDRED THOUSAND and no/100 dollars ($111,400,000.00) (the "Loan") from the Company to Grantor and
(y) (i) all obligations of Grantor or the Company to the Beneficiary, the Depositary Agent or the Secured Parties now or hereafter existing under the Trust Indenture, the Partnership Notes, any Additional Permitted Debt, any Credit Bank Working Capital Agreement, any Credit Bank Reimbursement Agreement, any Interest Rate Protection Agreement, this Deed of Trust or the Collateral Documents, whether for principal, interest (including, without limitation, interest accruing following the filing by or against Grantor or the Company of a bankruptcy petition, whether or not allowed as a claim in a bankruptcy proceeding), fees, indemnification, expenses or otherwise, and (ii) all other liabilities, obligations, covenants and duties owing to the Beneficiary, the Depositary Agent or the Secured Parties, from or by Grantor or the Company of any kind or nature, present or future, whether or not evidenced by any note, guaranty or other instrument, arising under or in connection with the Trust Indenture, each Partnership Guaranty, the Partnership Notes, any Additional Permitted Debt, any Credit Bank Working Capital Agreement, any Credit Bank Reimbursement Agreement, any Interest Rate Protection Agreement, this Deed of Trust or the Collateral Documents, whether or not for the payment of money, whether direct or indirect (including those acquired by assignment), joint or several, absolute or contingent, liquidated or unliquidated, due or to become due, now existing or hereafter arising, renewed or restructured, whether or not from time to time decreased or extinguished and later increased, created or incurred, and including, without limitation, all indebtedness of Grantor or the Company under any instrument now or hereafter evidencing or securing any of the foregoing and however acquired (all such indebtedness, collectively, the "Obligations").

          1.2 Use of Loan Funds. The proceeds of the Loan shall be used to (a) refinance certain of Grantor's outstanding indebtedness, (b) fund a debt service reserve fund, (c) pay certain transaction costs in connection with the Loan and other related transactions described in the Trust Indenture and (d) partially fund the redemption of a limited partnership interest in the Grantor held or owned by Ford Motor Credit Company.

          1.3 Definition of Terms. All terms capitalized in this Deed of Trust but not defined in this Deed of Trust shall have the meanings ascribed to those terms in the Intercreditor Agreement (or in the Trust Indenture and included in the Intercreditor Agreement).

          1.4 Obligations Secured. This Deed of Trust secures the payment and performance in full when due, whether at stated maturity, by acceleration or otherwise (including the payment of amounts which would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. 362(a)), of all Obligations now or hereafter existing.
The amount of present advance secured by this Deed of Trust is ONE HUNDRED ELEVEN MILLION FOUR HUNDRED THOUSAND and no/100 dollars ($111,400,000.00), and the maximum principal amount which may be secured hereby at any one time is ONE HUNDRED TWENTY-FIVE MILLION and no/100 dollars ($125,000,000.00). All future obligations shall be incurred within fifteen years of the date of this agreement. Disbursements secured hereby shall not be required to be evidenced by a "written instrument or notation" as described in Section 45-68(2) of the North Carolina General Statutes, it being the intent of the parties that the requirements of Section 45-68(2) for a "written instrument or notation" for each advance shall not be applicable to disbursements made under the Loan Agreement. This paragraph is intended to be in conformance with the provisions of Article 7 of Chapter 45 of the North Carolina General Statutes.

                           ARTICLE II
       GRANTOR'S COVENANTS, REPRESENTATIONS AND AGREEMENTS

          2.1 Title to Property. Grantor represents and warrants that it is seised of the Mortgaged Property and has the right to convey the same, that title to the Mortgaged Property is marketable and free and clear of all encumbrances except for the matters shown on the attached Exhibit D (the "Permitted Encumbrances"), and that it shall warrant and defend such title against the claims of all persons or parties except for the Permitted Encumbrances. As to the Rents and the Intangible Personalty, Grantor represents and warrants that it has title to such property, that it has the right to convey such property, and that it shall warrant and defend the title to such property against the claims of all persons or parties.

          2.2 Taxes and Fees. Grantor shall pay before they become delinquent all taxes, general and special assessments, insurance premiums, permit fees, inspection fees, license fees, water and sewer charges, franchise fees and equipment rents against it or the Mortgaged Property, and Grantor, immediately upon request of the Beneficiary, shall submit to the Beneficiary receipts evidencing said payments, and if Grantor fails to pay such taxes, assessments, premiums, fees, charges or rents, the Beneficiary may pay them, together with all costs and penalties thereon, at Grantor's expense; provided, that Grantor may in good faith, in lieu of paying such taxes, assessments, premiums and fees before they become delinquent and payable, by appropriate proceedings, contest the validity thereof as provided in the Trust Indenture.

          2.3 Reimbursement. Grantor agrees that if it shall fail to pay when due any tax, assessment or charge levied or assessed against the Mortgaged Property or any utility charge, whether public or private, or any insurance premium or if it shall fail to procure the insurance coverage and deliver the insurance certificates required hereunder, or if it shall fail to pay any other charge, fee or other payment described in Section 2.2, 2.6, 2.7, 2.8 or 3.9 or in the acquisition or maintenance of such insurance as may be required or desirable, then the Beneficiary, at its option, may pay or procure the same. Grantor shall reimburse the Beneficiary upon demand for any sums of money paid by the Beneficiary pursuant to this Section and all such sums shall be a part of the Obligations and shall be secured hereby.

          2.4 Additional Documents. Grantor agrees to execute and deliver or cause to be executed and delivered to the Beneficiary, concurrently with the execution of this Deed of Trust and upon the request of the Beneficiary from time to time hereafter, all financing statements, consents and other documents reasonably required to perfect and maintain the security interest created hereby. Grantor hereby irrevocably (as long as the Obligations remain unpaid) makes, constitutes and appoints the Beneficiary as the true and lawful attorney of Grantor to sign the name of Grantor on any financing statement, continuation of financing statement or similar document required to perfect or continue such security interest.

          2.5 Hold Harmless. Without in any way limiting Grantor's obligations under the Trust Indenture, Grantor hereby agrees to defend, at its own cost and expense, indemnify and hold the Beneficiary and the Trustee harmless from, any proceeding or claim, except those based solely on the gross negligence or willful misconduct of the Beneficiary or the Trustee, affecting the Mortgaged Property. All costs and expenses incurred by the Beneficiary or the Trustee in protecting its interest hereunder, including all court costs and reasonable attorneys' fees, shall be borne by Grantor and any such amounts paid by the Beneficiary or the Trustee shall be due and payable from Grantor to the Beneficiary or the Trustee upon written demand, shall be a part of the Obligations and shall be secured hereby. To the extent this paragraph is in conflict with, or inconsistent with, any provision in the Trust Indenture, the Trust Indenture shall govern and control. The provisions of this paragraph shall survive the payment in full of the Obligations and the release of this Deed of Trust as to events occurring and causes of action arising before such payment and release.

          2.6 Recording and Filing. Grantor shall cause this instrument and all amendments, supplements and extensions thereto and substitutions therefor and financing statements relating thereto to be recorded, filed, re-recorded and re-filed in such manner and in such places as the Beneficiary shall reasonably request, and shall pay all such recording, filing, re-recording and re-filing fees, title insurance premiums and other charges.

          2.7 Payment of Fees. Grantor shall pay all appraisal fees, inspection fees, recording and filing fees, taxes, brokerage fees and commissions, abstract fees, title policy fees, survey fees, uniform commercial code search fees, escrow fees, reasonable attorneys' fees actually incurred and all other costs and expenses of every character reasonably incurred by Grantor or the Beneficiary in connection with the execution and delivery of this Deed of Trust or otherwise attributable to Grantor as owner of the Mortgaged Property, and shall reimburse, indemnify and hold harmless the Beneficiary for all such costs and expenses reasonably incurred by it.

          2.8 Leases and Other Agreements. Without first obtaining on each occasion the written approval of the Beneficiary, which approval shall not be unreasonably withheld or delayed, Grantor shall not, except as expressly permitted by the Trust Indenture, cancel, surrender or modify or permit the cancellation of any lease (including any equipment lease), rental agreement, management contract, franchise agreement, construction contract, technical services agreement or other contract, license or permit now or hereafter affecting the Mortgaged Property, or modify any of said instruments, or accept or permit to be made, any prepayment of any installment or rent or fees thereunder except to the extent permitted in Section 2.9 hereof. Except as expressly permitted by the Trust Indenture, Grantor shall faithfully keep and perform, or cause to be kept and performed, all of the covenants, conditions and agreements contained in each of said instruments, now or hereafter existing, on the part of Grantor to be kept and performed (including performance of all covenants to be performed under any and all leases of the Mortgaged Property or any part thereof) and shall at all times do all things necessary and appropriate to compel performance by each other party to said instruments of all obligations, covenants and agreements by such other party to be performed thereunder. Upon demand Grantor shall furnish the Beneficiary with copies of any lease of the Mortgaged Property or any part thereof or any other instrument or agreement described in this Section.

          2.9 Prepayment of Rent. Grantor, with respect to the Subleases (hereinafter defined), shall not accept any prepayment of rent or installments of rent for more than one month in advance without the prior written consent of the Beneficiary.

          2.10 Maintenance and Modification of Mortgaged Property. The Trustee and the Beneficiary shall not be under any obligation to operate, maintain or repair the Mortgaged Property. Grantor shall abstain from and shall not permit the commission of waste in or about the Mortgaged Property and, except as provided in the Trust Indenture, shall maintain the Mortgaged Property in good condition and repair, reasonable wear and tear excepted until payment and performance of the Obligations. Grantor may make, also at its own expense, from time to time any additions, modifications or improvements to the Mortgaged Property in accordance with the terms of the Trust Indenture. All such additions, modifications and improvements so made by Grantor within the boundaries of the Premises shall become a part of the Mortgaged Property.

          2.11 Identity of Grantor. Grantor hereby acknowledges to the Beneficiary that (i) the identity of Grantor and the expertise available to Grantor were and continue to be material circumstances upon which the Beneficiary has relied in connection with, and which constitute valuable consideration to the Beneficiary for, the entering into by the Beneficiary of the transactions described in the Trust Indenture and (ii) any change in such identity or expertise could materially impair or jeopardize the security for the payment of the Obligations. Grantor therefore covenants and agrees with the Beneficiary that Grantor shall not sell, transfer, convey, mortgage, encumber, lease or otherwise dispose of the Mortgaged Property, the Rents or the Intangible Personalty or any part thereof or any interest therein or engage in subordinate financing with respect thereto during the term of this Deed of Trust without the prior written consent of the Beneficiary except as provided in the Trust Indenture.

          2.12 Compliance with Law. The Mortgaged Property, and the use thereof by Grantor, shall comply in all material respects with all laws, rules, ordinances, building codes, regulations, covenants, conditions, restrictions, orders and decrees of any governmental authority or court applicable to Grantor, or the Mortgaged Property and its use, and Grantor shall pay all fees or charges of any kind in connection therewith. Grantor shall not use or occupy or allow the use or occupancy of the Mortgaged Property in any manner which violates any applicable law, rule, regulation or order or which constitutes a public or private nuisance or which makes void, voidable or cancellable any insurance then in force with respect thereto. Grantor shall not cause or permit the lien of this Deed of Trust to be impaired in any way.

          2.13  Inspection.  Grantor shall permit the Beneficiary
(and others as permitted by the Trust Indenture) at all reasonable times to enter and pass through or over the Mortgaged
Property for the purpose of inspecting the same or the Facility.

          2.14 Release and Waivers. Grantor agrees that no release by the Beneficiary of any of Grantor's successors in title from liability on the Obligations, no release by the Beneficiary of any portion of the Mortgaged Property, the Rents or the Intangible Personalty, no subordination of lien, no forbearance on the part of the Beneficiary to collect on the Obligations, or any part thereof, no waiver of any right granted or remedy available to the Beneficiary and no action taken or not taken by the Beneficiary shall in any way diminish Grantor's obligation to the Beneficiary or have the effect of releasing Grantor, or any successor to Grantor, from full responsibility to the Beneficiary for the complete discharge of the Trust Indenture or any other Project Document.

          2.15 Insurance. Grantor shall maintain insurance on the Mortgaged Property against such risks, in such amounts, with such companies and in such form as required by the Trust Indenture. In case of loss, the Beneficiary shall be entitled to receive and retain the proceeds of the insurance policies and apply the same as provided in the Trust Indenture. If any loss shall occur at any time when Grantor shall be in default in the performance of this covenant, the Beneficiary shall be entitled to the benefit of all insurance held by or for Grantor, to the same extent as if it had been made payable to the Beneficiary, and upon foreclosure hereunder the Beneficiary shall become the owner thereof.

          2.16 Eminent Domain. Except as may be required by applicable law, all proceeds of any condemnation, eminent domain or similar taking, whether by public, quasi-public or private entity, shall be distributed according to the Trust Indenture.

          2.17 No Hazardous Material. Grantor shall not cause or permit any chemical, pollutant, contaminant, waste, toxic substance, petroleum or petroleum product (hereafter "Hazardous Material") to be brought upon, stored or used in or about the Mortgaged Property except for such Hazardous Material as is necessary to Grantor's operation of the Facility. Any Hazardous Material permitted on the Mortgaged Property and all containers therefor shall be used, stored and disposed of in a manner that complies with all Laws applicable to such Hazardous Material. Grantor shall not discharge, leak or emit, or permit to be discharged, leaked or emitted, any Hazardous Material into the environment where such discharge, leak or emission is in violation of any Environmental Law, could materially adversely affect the Mortgaged Property or Grantor's use thereof, could impose a material liability on Grantor or the Beneficiary or could jeopardize the interest of the Beneficiary in the Mortgaged Property under the Collateral Documents.

          2.18 Ground Lease. Grantor represents, warrants, covenants and agrees as follows:

                (a)  The Ground Lease is in full force and
     effect, unmodified by any writing or otherwise, except as indicated herein;

                (b)  All rent, additional rent and/or other
     charges reserved in or payable under the Ground Lease have been paid to the extent they are payable on or before the date hereof;

                (c)  Grantor enjoys the quiet and peaceful
     possession of the Leasehold Premises;

                (d) Grantor is not in default under any of the terms of the Ground Lease and there are no circumstances which, with the passage of time or the giving of notice or both, would constitute a default under the Ground Lease;

                (e)  To the best knowledge of Grantor, the
     landlord under the Ground Lease is not in default under any of the terms of the Ground Lease on its part to be observed or performed;

                (f) Grantor has delivered to the Beneficiary a true, accurate and complete copy of the Ground Lease and all amendments, modifications and supplements thereto;

                (g) Grantor shall promptly and faithfully pay all rent and other sums due and payable under the Ground Lease and shall observe, perform and otherwise comply with all the terms, covenants and provisions of the Ground Lease (including, without limitation, the giving of notice to the landlord under the Ground Lease regarding the nature and existence of the lien of this Deed of Trust and the identity of the Beneficiary) on Grantor's part to be paid, observed, performed and complied with, at periods or within the times to cure provided therein;

                (h)  Grantor shall not do, permit, suffer or
     refrain from doing anything as a result of which there could be a default under or breach of any of the terms, covenants or provisions of the Ground Lease or which could constitute grounds for termination of the Ground Lease and shall do all things necessary to preserve and keep unimpaired its rights, powers and privileges under the Ground Lease and to prevent any termination of the Ground Lease;

                (i) Grantor shall not terminate (including a termination pursuant to the express provisions thereof), cancel, surrender (including, without limitation, any election by Grantor not to remain in possession of the property demised by the Ground Lease in case the Ground Lease shall be rejected, terminated or annulled by any trustee appointed for the landlord's assets in debtor relief proceedings), modify, elect any option, including, without limitation, any option not to continue the Ground Lease for a renewal term, amend or in any way alter or permit the alteration of any of the terms, covenants or provisions of the Ground Lease, or suffer to exist any such termination or alteration, without the prior written consent of the Beneficiary, all of such rights being hereby assigned to the Beneficiary as further collateral security for the Obligations secured hereby, and any action taken by Grantor in violation of such agreement shall be null and void and of no force or effect whatsoever;

                (j)  Grantor shall not waive, excuse or
     discharge any of the obligations and agreements of the landlord under the Ground Lease or subordinate or consent to the subordination of the Ground Lease to any mortgage or deed of trust on any party's interest in the property demised by the Ground Lease or consent to any restriction, covenant or agreement affecting the leasehold estate created by the Ground Lease without the prior written consent of the Beneficiary, which consent shall be given only in the reasonable discretion of the Beneficiary, all of such rights being hereby assigned to the Beneficiary as further collateral security for the Obligations secured hereby, so that any action taken by Grantor in violation of such agreement shall be null and void and of no force or effect whatsoever and Grantor shall enforce the obligations of the landlord under the Ground Lease to the end that Grantor may enjoy all of the rights granted to it under the Ground Lease;

                (k)  Grantor shall immediately notify the
     Beneficiary, in writing, of any default by Grantor in the observance or performance of any of the terms, covenants and conditions to be observed or performed by Grantor under the Ground Lease or of any notice of any such default received by Grantor under the Ground Lease or other notice asserting lack of compliance with the Ground Lease, or any notice from any party of termination or purported termination thereof, without giving effect to any grace periods or times to cure, and shall promptly deliver to the Beneficiary copies of each such notice of default or notice of termination and all other notices, communications, plans, specifications and other similar instruments received or delivered by Grantor in connection with the Ground Lease; and

                (l) Grantor shall furnish to the Beneficiary such information and evidence as the Beneficiary may reasonably require concerning the due observance, performance and compliance with the terms, covenants and provisions of the Ground Lease.

          In the event of any default in the observance or performance of any of the terms, covenants or conditions to be observed or performed under the Ground Lease, the Beneficiary may, at its option and without notice and without any obligation so to do, cause the default or defaults to be remedied and otherwise exercise any and all of the rights of Grantor under the Ground Lease in the name of and on behalf of Grantor.

          So long as the Obligations shall remain unpaid, unless the Beneficiary shall otherwise consent, the fee title and the leasehold estate in the property demised by the Ground Lease shall not merge but shall always be kept separate and distinct, notwithstanding the union of said estates in any of the landlord under the Ground Lease, the Beneficiary, Grantor or any third party, whether by purchase or otherwise.

          2.19 Estoppel Certificate. Grantor, within ten (10) days after the written request by the Beneficiary and at Grantor's expense, shall furnish the Beneficiary or such other person or persons as the Beneficiary shall designate with a statement, duly acknowledged and certified, (i) setting forth the amount of the indebtedness which Grantor acknowledges to be due on the Obligations and under this Deed of Trust and the defenses, offsets or counterclaims thereto claimed or asserted by Grantor, if any (and, if there are any defenses, offsets or counterclaims, setting them forth in reasonable detail and describing the basis therefor in reasonable detail), (ii) setting forth any obligations to be paid or performed hereunder and the then state of facts relative to the condition of the Mortgaged Property, and/or (iii) stating that the Ground Lease is unmodified since the date of this Deed of Trust and in full force and effect and that Grantor has no defenses, offsets or counterclaims against its obligations under the Ground Lease (or, if there have been any modifications, that the same is in full force and effect as modified and stating the modifications and, if there are any defenses, offsets or counterclaims, setting them forth in reasonable detail), the dates to which the rent and other charges under the Ground Lease have been paid and a statement that the landlord is not in default thereunder (or if in default, the nature of such default, in reasonable detail). In the event that Grantor fails to give the Beneficiary satisfactory evidence of the payment of all basic rent, additional rent and other charges required to be paid by Grantor under the Ground Lease within said 10-day period, the Beneficiary may require Grantor to pay to the Beneficiary, together with and in addition to any installments of principal and interest required to be paid under the Trust Indenture, a sum equal to all basic rent, additional rent and other charges next due under the Ground Lease at least five (5) Business Days prior to the date on which such amounts shall be due and payable, which sums, to the extent received, shall be held without interest and applied by the Beneficiary to the payment of such basic rent, additional rent and other charges, as the same become due and payable.

                           ARTICLE III
                 ASSIGNMENT OF RENTS AND LEASES

          3.1 Assignment of Rents, Profits, Etc. All of the rents, royalties, bonuses, issues, profits, revenue, income and other benefits derived from the Mortgaged Property or arising from the use or enjoyment of any portion thereof or from any sublease or agreement pertaining thereto and liquidated damages following default under such subleases, and all proceeds payable under any policy of insurance covering loss of rents resulting from untenantability caused by damage to any part of the Mortgaged Property, together with any and all rights that Grantor may have against any tenant under such subleases or any subtenants or occupants of any part of the Mortgaged Property (the "Rents"), are hereby absolutely and unconditionally assigned to the Beneficiary to be applied by the Beneficiary in payment of the Obligations. Notwithstanding any provision of this Deed of Trust or any other Project Document which might be construed to the contrary, the assignment in this paragraph is an absolute assignment and not merely a security interest. However, the Beneficiary's rights as to the assignment shall be exercised only upon the occurrence of an Event of Default (as defined in Section
4.1 hereof). Prior to an Event of Default, Grantor shall have a license to collect and receive all Rents as trustee for the benefit of the Beneficiary and Grantor and Grantor shall apply the funds so collected first to the payment of the Obligations as the same become due in such manner as the Beneficiary elects and thereafter to the account of Grantor.

          3.2 Assignment of Subleases. Grantor hereby assigns to the Beneficiary all existing and future leases, including subleases thereof, and any and all extensions, renewals, modifications and replacements thereof, upon any part of the Mortgaged Property (the "Subleases"). Grantor hereby further assigns to the Beneficiary all guaranties of tenants' performance under the Subleases. Prior to an Event of Default, Grantor shall have the right, without joinder of the Beneficiary, to enforce the Subleases, unless the Beneficiary directs otherwise.

          3.3  Warranties Concerning Subleases and Rents.
Grantor represents and warrants that:

                (a) Grantor has good title to the Subleases and Rents hereby assigned, if any, and authority to assign such Subleases and Rents, and no other person or entity has any right, title or interest therein;

                (b)  All existing Subleases are valid,
     unmodified and in full force and effect, except as indicated herein, and no default exists thereunder;

                (c) Except as provided herein, no Rents have been or shall be assigned, mortgaged or pledged;

                (d)  No Rents have been or shall be waived,
     released, discounted, set off or compromised; and

                (e)  Except as indicated in the Subleases,
     Grantor has not received any funds or deposits from any tenant for which credit has not already been made on account of accrued Rents.

          3.4 Grantor's Covenants of Performance. Grantor covenants to:

                (a) Perform all of its obligations under the Subleases and give prompt notice to the Beneficiary of any failure to do so;

                (b) Give immediate notice to the Beneficiary of any notice Grantor receives from any tenant or subtenant under any Subleases, specifying any claimed default by any party under such Subleases;

                (c) Enforce the tenant's obligations under the Subleases;

                (d)  Defend, at Grantor's expense, any
     proceeding pertaining to the Subleases, including, if the Beneficiary so requests, any such proceeding to which the Beneficiary is a party; and

                (e) Neither create nor permit any encumbrance upon its interest as sublessor of the Subleases, except this Deed of Trust and any other encumbrances permitted by this Deed of Trust, the Trust Indenture or the other Project Documents.

          3.5  Prior Approval for Actions Affecting Subleases.
Grantor shall not without the prior written consent of the
Beneficiary:

                (a)  Receive or collect Rents more than one
     month in advance;

                (b)  Encumber or assign future Rents;

                (c)  Waive or release any obligation of any
     tenant under the Subleases;

                (d)  Cancel, terminate or modify any of the
     Subleases, cause or permit any cancellation, termination or surrender of any of the Subleases, or commence any proceeding for dispossession of any tenant under any of the Subleases;

                (e)  Renew or extend any of the Subleases,
     except pursuant to terms in existing Subleases;

                (f) Permit any assignment of the Subleases or any subletting thereunder; or

                (g)  Enter into any Sublease.

          3.6 Rejection of Leases. Grantor agrees that no settlement for damages for termination of any of the Subleases under the Bankruptcy Code, or under any other federal, state or local statute, shall be made without the prior written consent of the Beneficiary, and any check in payment of such damages shall be made payable to both Grantor and the Beneficiary. Grantor hereby assigns any such payment to the Beneficiary to be applied to the Obligations in accordance with the terms of the Trust Indenture and agrees to endorse any check for such payment to the order of the Beneficiary.

          3.7 Beneficiary in Possession. The Beneficiary's acceptance of this assignment shall not, prior to entry upon and taking possession of the Mortgaged Property by the Beneficiary, be deemed to constitute the Beneficiary a "mortgagee in possession" nor obligate the Beneficiary to appear in or defend any proceeding relating to any of the Subleases or to the Mortgaged Property, to take any action hereunder, expend any money, incur any expenses or perform any obligation for any deposits delivered to Grantor by any lessee and not delivered to the Beneficiary. The Beneficiary shall not be liable for any injury or damage to person or property in or about the Mortgaged Property.

          3.8 Appointment of Attorney. Grantor hereby appoints the Beneficiary its attorney-in-fact, coupled with an interest, empowering the Beneficiary to subordinate any Subleases to this Deed of Trust.

          3.9 Indemnification. Without limiting Grantor's obligations under Section 2.5 hereof and in addition to such obligations, unless attributable solely to the gross negligence or willful misconduct of the Beneficiary, Grantor hereby agrees to indemnify and hold the Beneficiary harmless from all liability, damage or expense incurred by the Beneficiary from any claims under the Subleases, including, without limitation, claims by tenants for security deposits or for rental payments more than one (1) month in advance and not delivered to the Beneficiary. All amounts indemnified against hereunder, including reasonable attorneys' fees, if paid by the Beneficiary, shall be payable by Grantor immediately upon demand and shall be secured hereby. To the extent this paragraph is in conflict with, or inconsistent with, any provision in the Trust Indenture, the Trust Indenture shall govern and control.

          3.10  Records.  Upon written request by the
Beneficiary, Grantor shall deliver to the Beneficiary executed originals (or certified copies) of all Subleases and copies of all records relating thereto.

          3.11 Merger. There shall be no merger of the leasehold estates created by the Subleases with the leasehold estate created by the Ground Lease without the prior written consent of the Beneficiary.

          3.12 Right to Rely. Grantor hereby authorizes and directs the tenants under the Subleases to pay Rents to the Beneficiary upon written demand by the Beneficiary without further consent of Grantor, and the tenants may rely upon any written statement delivered by the Beneficiary to the tenants. Any such payment to the Beneficiary shall constitute payment to Grantor under the Subleases.

                           ARTICLE IV

                        EVENTS OF DEFAULT

          4.1 Events of Default. An "Event of Default" shall be the occurrence or existence of any of the events or conditions described in the subsequent sections of this Article IV.

          4.2 Trust Indenture; Intercreditor Agreement. The occurrence of an "Event of Default", as defined in the Trust Indenture, or a "Trigger Event", as defined in the Intercreditor Agreement, shall constitute an Event of Default hereunder.

          4.3 Encroachments. The appearance on any survey required under the Trust Indenture of easements or encroachments which have occurred without the prior written approval of the Beneficiary. The Beneficiary acknowledges that the Permitted Encumbrances have occurred with the prior written approval of the Beneficiary.

                            ARTICLE V

                           FORECLOSURE

          5.1 Foreclosure. Upon the occurrence and during the continuance of any Event of Default (including, without limitation, the failure to pay the Obligations in full at any stated or accelerated maturity), then, in addition to any other rights or remedies which the Beneficiary, the Indenture Trustee or the Secured Parties may have under this Deed of Trust, the other Project Documents or applicable law, the Beneficiary may direct the Trustee to foreclose the lien of this Deed of Trust pursuant to the power of sale hereby granted or by judicial proceeding.

          5.2 Power of Sale. The Trustee is hereby granted a power of sale and may sell the Mortgaged Property (together with the Rents and Intangible Personalty), at public auction for cash, or such part or parts thereof or interests therein as the Beneficiary may select, after first having given such notice of hearing as to commencement of foreclosure proceedings and obtained such findings or leave of court as then may be required by North Carolina law, and then having given such notice and advertised the time and place of such sale in such manner as then may be provided by North Carolina law, and upon such sale and any resale and upon compliance with the North Carolina law then relating to foreclosure proceedings, to convey title to the purchaser. The Beneficiary shall be entitled to bid for the Mortgaged Property at such sale. In the event the Trustee is prohibited from foreclosing the lien of this Deed of Trust by exercising the power of sale granted herein under the provisions of Article 2A of Chapter 45, North Carolina General Statutes, as amended from time to time, the Trustee may proceed to foreclose under the judicial sale provisions of Article 29A of Chapter 1, North Carolina General Statutes. Each legal, equitable or contractual right, power or remedy of the Trustee now or hereafter provided herein or by statute or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power and remedy, and the exercise or beginning of the exercise by the Trustee of any one or more of such rights, powers and remedies shall not preclude the simultaneous or later exercise of any or all such other rights, powers and remedies.

          5.3 Proceeds of Sale. Following a foreclosure sale and expiration of the time for submitting any upset bid, the Trustee shall deliver to the purchaser the Trustee's assignment of lease and/or bill of sale conveying the property so sold without any covenant or warranty, expressed or implied. The recitals in the Trustee's assignment of lease and/or bill of sale shall be prima facie evidence of the statements made therein.
The Trustee shall apply the proceeds of such sale pursuant to
Section 45-21.31, North Carolina General Statutes.

          5.4 Trustee's Fee. If a foreclosure proceeding is commenced by the Trustee but terminated prior to its completion, the Trustee's fee shall be reasonable but (a) not more than the lesser of one percent (1%) of the Obligations or ten thousand dollars ($10,000.000) if the termination occurs prior to the foreclosure hearing and (b) not more than the lesser of two percent (2%) of the Obligations or ten thousand dollars ($10,000.00) if the termination occurs after the foreclosure hearing.

                           ARTICLE VI

        ADDITIONAL RIGHTS AND REMEDIES OF THE BENEFICIARY

          6.1 Rights Upon an Event of Default. Upon the occurrence of an Event of Default, the Beneficiary, immediately and without additional notice and without liability therefor to Grantor, except for its own gross negligence or willful misconduct, shall have the right (in addition to its rights under the other Project Documents and any other right or remedy of the Beneficiary), but not the obligation, to do or cause to be done any or all of the following: (a) take physical possession of the Mortgaged Property; (b) exercise its right to collect the Rents;
(c) enter into contracts for the completion, repair and maintenance of the Improvements; (d) expend the Loan or other funds and any rents, income and profits derived from the Mortgaged Property for payment of any taxes, insurance premiums, assessments and charges for the completion, repair and maintenance of the Improvements, the preservation of the lien of this Deed of Trust and the satisfaction and fulfillment of any liabilities or obligations of Grantor arising out of or in any way connected with the construction of the Improvements, whether or not such liabilities and obligations in any way affect, or may affect, the lien of this Deed of Trust; (e) enter into leases demising the Mortgaged Property or any part thereof; (f) take such steps to protect and enforce the specific performance of any covenant, condition or agreement in this Deed of Trust, the Trust Indenture or the other Project Documents or to aid the execution of any power herein granted; and (g) generally, supervise, manage and contract with reference to the Mortgaged Property as if the Beneficiary were the equitable owner of the Mortgaged Property. Notwithstanding the occurrence of an Event of Default or acceleration of the Obligations, the Beneficiary shall continue to have the right, but not the obligation, to pay money, whether or not Loan funds, for the purposes described in Sections 2.2,
2.5 and 2.7 and in the maintenance or acquisition of required or desirable insurance coverage, and all such sums and interest thereon shall be added to the Obligations and shall be secured hereby. Grantor also agrees that any of the foregoing rights and remedies of the Beneficiary may be exercised at any time independently of the exercise of any other such rights and remedies and the Beneficiary may continue to exercise any or all such rights and remedies until the Event(s) of Default of Grantor are cured with the consent of the Beneficiary or until foreclosure and the conveyance of the Mortgaged Property to the high bidder or until the Obligations are otherwise satisfied or paid in full.

          6.2 Appointment of Receiver. Upon the occurrence of an Event of Default, Grantor agrees that the Beneficiary shall be entitled, without additional notice and without regard to the adequacy of any security for the Obligations or the solvency of any party bound for its payment, to seek the appointment of a receiver to take possession of and to operate the Mortgaged Property, and to collect the rents, issues, profits and income therefrom, all expenses of which shall be added to the Obligations and secured hereby. If such receiver should be appointed or if there should be a sale of the Mortgaged Property, as provided herein, Grantor or any person in possession of the Mortgaged Property as tenant or otherwise shall become a tenant at will of the receiver or of the purchaser and may be removed by a writ of ejectment, summary ejectment or other lawful remedy.

          6.3 Environmental Investigation and Assessment. Upon the occurrence of an Event of Default, Grantor agrees that the Beneficiary shall be entitled, without additional notice, to cause an environmental investigation and assessment to be performed for the purpose of determining whether there exists on the Mortgaged Property any environmental condition which could result in any liability to the owner or occupier of such property.

          6.4 Waivers. No waiver of any Event of Default shall at any time thereafter be held to be a waiver of any right of the Beneficiary stated anywhere in this Deed of Trust, the Trust Indenture or any other Project Document, nor shall any waiver of a prior Event of Default operate to waive any subsequent Event(s) of Default. All remedies provided in this Deed of Trust, in the Trust Indenture and in the other Project Documents are cumulative and may, at the election of the Beneficiary, be exercised alternatively, successively or in any manner and are in addition to any other rights provided by law.

                           ARTICLE VII
                       GENERAL CONDITIONS

          7.1 Substitution of Trustee. If, for any reason, with or without cause, the Beneficiary shall elect to substitute for the Trustee (or for any successor to the Trustee), the Beneficiary shall have the right to appoint successor Trustee(s) by duly acknowledged written instruments recorded in the Public Registries of Halifax County and Northampton County, North Carolina, and each new Trustee immediately upon recordation of the instrument so appointing him or her shall become successor in title to the Mortgaged Property for the uses and purposes of this Deed of Trust, with all the powers, duties and obligations conferred on the Trustee in the same manner and to the same effect as though he or she were named herein as the Trustee.

          7.2 Terms. The singular used herein shall be deemed to include the plural; the masculine deemed to include the feminine and neuter; and the named parties deemed to include their permitted successors and assigns.

          7.3 Notices. Any request, demand, authorization, direction, notice, consent, waiver or other document provided or permitted by this Deed of Trust to be made upon, given or furnished to, or filed with,

               (a) the Beneficiary shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Beneficiary at its Corporate Trust Office at Corporate Trust Administration, CTM00238, 777 Main Street, Hartford, Connecticut 06115,
          Ref.: Panda-Rosemary 1996, or telecopied to such Corporate Trust Office at (860) 986-7920, or at any other address or telecopy number as may be designated by the Beneficiary to the other parties hereto, or

               (b) Grantor shall be sufficient for every purpose hereunder if in writing and mailed by registered or certified mail with return receipt requested and postage prepaid, to Grantor addressed to it at its principal office at 4100 Spring Valley Road, Suite 1001, Dallas, Texas 75244, or telecopied to such principal office at (214) 980-6815, Attention: Chief Financial Officer, or at any other address or telecopy number previously furnished in writing to the other parties hereto, or

               (c) the Trustee shall be sufficient for every purpose hereunder if in writing and mailed by registered or certified mail with return receipt requested and postage prepaid, to the Trustee addressed to it at its office at Kennedy Covington Lobdell & Hickman, L.L.P., NationsBank Corporate Center, 100 N. Tryon Street, Suite 4200, Charlotte, North Carolina 28202-4006, or telecopied to such principal office at
          (704) 331-7598, or at any other address or telecopy number previously furnished in writing to the other parties hereto.

          7.4 Greater Estate. In the event that Grantor is the owner of a leasehold estate with respect to any portion of the Mortgaged Property and, prior to the satisfaction of the Obligations and the cancellation of this Deed of Trust of record, Grantor obtains a fee estate in such portion of the Mortgaged Property, Grantor shall immediately execute and deliver to the Beneficiary in recordable form a deed of trust or such other instrument as the Beneficiary may reasonably require to subject such portion of the Mortgaged Property to the terms, provisions and conditions of this Deed of Trust.

          7.5 Imposition of Tax. In the event of the passage of any state, federal, municipal or other governmental law, order, rule or regulation, in any manner changing or modifying the laws now in force governing the taxation of debts secured by deeds of trust or the manner of collecting taxes so as to affect adversely the Beneficiary, Grantor shall promptly pay any such tax on or before the due date thereof.

          7.6 Invalidation of Provisions. .Invalidation of any one or more of the provisions of this Deed of Trust shall not invalidate or affect in any way any of the other provisions hereof, which shall remain in full force and effect.

          7.7 Headings. The captions and headings herein are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope of this Deed of Trust or the intent of any provision hereof.

          7.8 GOVERNING LAW. THIS DEED OF TRUST SHALL BE GOVERNED BY, ENFORCED AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NORTH CAROLINA AND THE LAWS OF THE UNITED STATES APPLICABLE TO TRANSACTIONS IN THE STATE OF NORTH CAROLINA. THE PARTIES HERETO AGREE THAT THE FOREGOING IS "BOLD-FACE" TYPE.

          7.9 Controlling Agreement. Except as otherwise provided in this Deed of Trust and except as otherwise provided in the Trust Indenture or any other Project Document by specific reference to the applicable provisions of this Deed of Trust, if any provision in this Deed of Trust is in conflict with or inconsistent with any provision in the Trust Indenture or any Project Document, the provision in the Trust Indenture or such Project Document, as the case may be, shall govern and control.

          IN WITNESS WHEREOF, Grantor has caused this Deed of
Trust to be executed under seal by its duly authorized representatives as of the above written date.

                              GRANTOR:

                              PANDA-ROSEMARY, L.P.
                                (doing business in the
                                 State of North Carolina
                                 as Panda-Rosemary,
                                 Limited Partnership)  [SEAL]

ATTEST:                         By:  PANDA - ROSEMARY CORPORATION,
                                     its general partner

                                By:
Name:  Kim R. Knightstep           Name:  Robert W. Carter
Title:                             Title: Chairman of the Board
                                          President and Chief
                                          Executive Officer
[CORPORATE SEAL]


STATE OF NEW YORK)
                         :ss:
COUNTY OF NEW YORK)


          I, the undersigned Notary Public of the aforesaid State and County, certify that Kim R. Knightstep personally came before me this day and acknowledged that s/he is the Assistant Secretary of PANDA - ROSEMARY CORPORATION, a Delaware corporation, the general partner of PANDA-ROSEMARY, L.P., a Delaware limited partnership (doing business in the State of North Carolina as Panda-Rosemary Limited Partnership), and that, by authority duly given and as the act of said corporation, the foregoing instrument was executed in its name by its President, sealed with its corporate seal, and attested by him/herself, as its Assistant Secretary, all as the act of said limited partnership.

          Witness my hand and notorial seal this the 31st day of July, 1996.


                          Thomas A. Scott
                          Notary Public
                          No. 31-4792491
[SEAL]


My Commission Expires: 8/31/97







                           EXHIBIT A
                (Description of the Fee Premises)


    That certain tract or parcel of land lying and being situate in Pleasant Hill Township, Northampton County, North
    Carolina, and more particularly described as follows:
    BEGINNING at a point marked by a found one-inch iron pipe located on the South edge of the right of way for NC.
    Highway 48, said point also being the Northwest corner of that certain 20.34 acre tract now or formerly owned by Columbia Gas Transmission Corporation by Deed recorded in
    Book 661, page 101, Northampton County Registry; THENCE from said Beginning point and along the edge of the right of way for NC. Highway 48, S 87 degrees 16' 36" E, 205.2 feet to a point marked by a set one-half inch iron rod; THENCE turning S 10 degrees 53' 15" W 283.7 feet to a point marked by a set one-half inch iron rod; THENCE turning N 77 degrees 50' 27" W
    208.8 feet to a point marked by a set one-half inch iron rod; THENCE turning N 12 degrees 10' 00" E 250.0 feet to the point of Beginning, and containing 1.26 acres, more or less, as shown in survey by Cyril C. Waters, R.L.S., dated July 9,
    1996, entitled "Panda-Rosemary Limited Partnership, Pleasant
    Hill Station."









                           EXHIBIT B
            (Description of the Leasehold Premises)

    TRACT NO. 1

    That certain tract or parcel of land lying and being situate in the City of Roanoke Rapids, Halifax County, North
    Carolina, and more particularly described as follows:
    BEGINNING at a point located at the intersection of the Northern edge of the 60 foot right of way for West 13th
    Street and the Western edge of a 20 foot right of way for an alley, said Beginning point being marked by a chiseled "X" on a concrete slab; THENCE from said Beginning point N 63 degrees
    30' W 219.78 feet to a railroad spike on the Eastern edge of a 55 foot right of way for the spur track of CSX
    Transportation, Inc.; THENCE along said 55 foot right of way the following courses and distances: N 2 degrees 34' 31" E
    364.30 feet, N 2 degrees 47' 00" E 100.00 feet, N 4 degrees 54' 00" E
    50.00 feet, and N 7 degrees 11' 30" E 50.00 feet, N 9 degrees 33' 00" E
    49.00 feet, and N 10 degrees 46' 10" E 36.26 feet to an iron pipe located on the Southern edge of (undeveloped) 12th Street;
    THENCE along the Southern edge of (undeveloped) 12th Street right of way S 63 degrees 30' E 466.77 feet to an iron pipe located at the intersection of the Southern edge of (undeveloped)
    12th Street and the Western edge of the right of way for the 20 foot alley previously referred to herein; THENCE along the Western edge of the 20 foot right of way for said alley
    S 26 degrees 30' W 600.00 feet to the point of Beginning and containing 4.83 acres, more or less, and being the property shown on survey by Cyril C. Waters, R.L.S., dated January 8,
    1992, and last updated July 10, 1996, entitled "Plat showing
    Property Leased to Panda-Rosemary Limited Partnership."

    TRACT NO. 2

    That certain tract or parcel of land lying and being situate in the City of Roanoke Rapids, Halifax County, North
    Carolina, and more particularly described as follows:
    BEGINNING at the Northwest corner of the intersection of right of way for Roanoke Avenue and West 13th Street;
    THENCE N 63 degrees 30' W 379.78 feet along the North right of way line of West 13th Street to a railroad spike on the East right of way line of CSX Transportation, Inc.; THENCE along the Eastern right of way line of CSX Transportation, Inc. N
    2 degrees 34' 31" E 364.30 feet to a point; THENCE in a Westerly direction across the railroad right of way N 70 degrees 27' 11" W
    85.68 feet to a point on the Western right of way line of CSX Transportation, Inc., the same being the point of Beginning for the tract of land hereinafter described;
    THENCE along the Western right of way line of CSX
    Transportation, Inc. S 23 degrees 16' 53" W 61.32 feet and S 30 degrees 11' 32" W 49.15 feet and S 34 degrees 14' 33" W 48.53 feet and S
    38 degrees 48' 23" W 14.93 feet to an iron pipe at the Southeast corner of the property herein described; THENCE a new made line through the lands of the Bibb Company parallel with and 150 feet North of 13th Street, N 63 degrees 30' 00" W 160.90 feet to an iron pipe; THENCE another new made line through lands of the Bibb Company N 26 degrees 30' 00" E 175.00 feet to an iron pipe; THENCE another new made line through lands of the Bibb Company S 67 degrees 49' 23" E 167.91 feet to an iron pipe on the West right of way line of CSX Transportation, Inc.;
    THENCE along and with the West right of way of CSX
    Transportation, Inc. S 15 degrees 18' 14" W 15.00 feet to the point of Beginning. Said tract of land containing 0.71 acres, more or less, and being the property shown on survey by Cyril C. Waters, R.L.S., dated January 8, 1992, and last updated July 10, 1996, entitled "Plat showing Property
    Leased to Panda-Rosemary Limited Partnership."